Exhibit 10.39

AMENDMENT NO. 1 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT dated as of May 22, 2013 (this “Amendment”), is among AMERICAN APPAREL (USA), LLC, a California limited liability company (“AA USA”), AMERICAN APPAREL RETAIL, INC., a California corporation (“AA Retail”), AMERICAN APPAREL DYEING & FINISHING, INC., a California corporation (“AA Dyeing & Finishing”), KCL KNITTING, LLC, a California limited liability company (“KCL” and, together with AA USA, AA Retail and AA Dyeing & Finishing, collectively, the “Borrowers” and each, individually, a “Borrower”), AMERICAN APPAREL, INC., a Delaware corporation (“Holdings”), FRESH AIR FREIGHT, INC., a California corporation (“Fresh Air” and, together with Holdings, collectively, the “Guarantors” and each, individually, a “Guarantor”), CAPITAL ONE LEVERAGE FINANCE CORP., as administrative agent (in such capacity, the “Administrative Agent”), and each of the Lenders party hereto.

RECITALS:

A.The Borrowers, the other borrowers from time to time party thereto, the Guarantors, the other guarantors from time to time party thereto, the lenders from time to time party thereto (collectively, “Lenders”) and the Administrative Agent have entered into that certain Credit Agreement dated as of April 4, 2013 (the “Credit Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.
B.The Guarantors have entered into that certain Guaranty dated as of April 4, 2013, in favor of the Administrative Agent.
C.The Borrowers have requested that the Administrative Agent and Lenders amend certain provisions of the Credit Agreement.
D.Subject to the terms and conditions set forth below, the Administrative Agent and Lenders party hereto are willing to so amend the Credit Agreement.
In furtherance of the foregoing, the parties agree as follows:

Section 1.    AMENDMENTS. Subject to the covenants, terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein, the Credit Agreement is amended as follows:

(a)    The following new definitions are added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Lion Credit Agreement” means that certain Credit Agreement dated as of May 22, 2013, among Holdings, the other Credit Parties party thereto as facility guarantors, Lion/Hollywood L.L.C., as the initial lender, and the other lenders from time to time party thereto.

“Lion Debt” means all Indebtedness and all other obligations incurred by any Credit Party or any of its Subsidiaries under the Lion Debt Documents.

“Lion Debt Documents” means the Lion Credit Agreement and any other related material documents or instruments from time to time executed in favor of Lion/Hollywood L.L.C. and its successors and assigns.

(b)    The existing definitions in Section 1.01 of the Credit Agreement for the terms “Material Agreements and “Senior Notes Lien” are deleted in their entirety and the following new definitions for such terms are added in lieu thereof:

“Material Agreements” means each of the (i) Senior Notes Documents, (ii) the Lion Debt Documents and (iii) any lease entered into by any Credit Party for (a) its chief executive office or (b) any warehouse, any distribution center, any plant, any shipping center, or any other single location, in each case, containing

Inventory with a book value representing 10% or more of the aggregate book value of all Inventory of the Credit Parties.

“Senior Notes Lien” means, collectively (a) all Liens that secure the Senior Notes and all other obligations under the Senior Notes Documents and (b) at any time that the Lion Debt is secured to the extent permitted by Section 7.02(p) and Section 7.03(a)(v), all Liens that secure the Lion Debt and all other obligations under the Lion Debt Documents.

(c)    The existing Section 5.24 of the Credit Agreement is amended by inserting the following sentence at the end thereof:

No Credit Party is in violation of any provision of any Lion Debt Document, and the Loans and the Loan Documents and the transactions contemplated hereby and thereby do not violate and/or conflict with any provision of the Lion Debt Documents.

(d)    The existing Section 6.04(i) of the Credit Agreement is deleted in its entirety and the following is inserted in lieu thereof:

(i)    promptly after delivery or receipt thereof, copies of all notices, reports and other communications delivered or received by any Credit Party in connection with the Senior Notes Documents, the Lion Debt Documents or the Subordinated Debt Documents and not later than five (5) Business Days following the effectiveness thereof, copies of any new Senior Notes Documents or Lion Debt Documents or any amendment, supplement, waiver, or other modification, replacement or renewal with respect to any Senior Notes Document or Lion Debt Document;

(e)    The existing Section 7.01(n) of the Credit Agreement is deleted in its entirety and the following is inserted in lieu thereof:

(n)    Investments consisting of any Credit Party Guaranteeing (i) pursuant to the Senior Notes Documents, the Indebtedness evidenced by the Senior Notes incurred by another Credit Party to the extent such incurrence is permitted by Section 7.02(c) or (ii) pursuant to the Lion Debt Documents, the Indebtedness evidenced by the Lion Credit Agreement incurred by another Credit Party to the extent such incurrence is permitted by Section 7.02(p);

(f)    The existing Section 7.02(p) of the Credit Agreement is deleted in its entirety and the following is inserted in lieu thereof:

(p)    Indebtedness incurred pursuant to the Lion Debt Documents in an aggregate principal amount not to exceed $4,500,000 plus the amount of any increase in principal for the purpose of paying interest in kind pursuant to the Lion Credit Agreement as in effect on May 22, 2013; provided that (i) the maturity date of such Indebtedness shall be at least one hundred and eighty (180) days following the Maturity Date (after taking into account any extension thereof); and (ii) to the extent such Indebtedness is secured, (A) AA USA has delivered an Additional Secured Debt Designation (as defined in the Senior Notes Intercreditor Agreement) to the Administrative Agent duly executed by AA USA and U.S. Bank National Association, (B) Lion/Hollywood L.L.C. and each other lender under the Lion Credit Agreement has delivered an Intercreditor Joinder (as defined in the Senior Notes Intercreditor Agreement) to the Administrative Agent duly executed by Lion/Hollywood L.L.C., each such other lender and U.S. Bank National Association, and (C) such Indebtedness is at all times subject to the Senior Notes Intercreditor Agreement.

(g)    The existing Section 7.03(a)(v) of the Credit Agreement is deleted in its entirety and the following is inserted in lieu thereof:

(v)    Senior Notes Liens subject to the Senior Notes Intercreditor Agreement; provided that, with respect to any Senior Notes Liens securing the Lion Debt, the Consolidated Senior Secured Debt Ratio (as

defined in and calculated as set forth in the Senior Notes Indenture), on a pro forma basis after giving effect to the Lion Debt Documents, is not greater than 3.25 to 1.00 at the time of the grant of the Senior Notes Liens to secure the Lion Debt and such Senior Notes Liens securing the Lion Debt are otherwise permitted under the Senior Notes Indenture;

(h)    The existing Section 7.03(b)(i) of the Credit Agreement is deleted in its entirety and the following is inserted in lieu thereof:

(i) prohibitions and restrictions contained in this Agreement, the other Loan Documents, the Senior Notes Documents and the Lion Debt Documents,

(i)    The existing Section 7.04(b) of the Credit Agreement is amended by (i) deleting the “or” after “the Canadian Documents” and prior to “the Subordinated Debt Documents” in the third line thereof and inserting a “,” in lieu thereof, (ii) inserting “or the Lion Debt Documents” after “the Subordinated Debt Documents” and before “other than” in the third and fourth lines thereof, (iii) deleting the “.” at the end of clause (iii) and inserting “; and” in lieu thereof, and (iv) adding the following new clause (iv):

(iv)    With respect to Indebtedness under the Lion Debt Documents, (A) regularly scheduled payments of interest and fees when due; (B) payment of principal on the scheduled maturity date thereof; (C) mandatory repurchase of the Lion Debt pursuant to Section 2.08 of the Lion Credit Agreement (as in effect on the Closing Date) and solely to the extent required thereby; (D) at anytime the Revolving Credit Facility is $50,000,000 or, if the Revolving Credit Facility is not $50,000,000, at anytime after the first anniversary of the incurrence of the Indebtedness under the Lion Debt Documents, to the extent not prohibited by the Senior Notes Intercreditor Agreement, prepayments, redemptions, repurchases, defeasances or acquisition or retirement of the Lion Debt if (x) the Fixed Charge Coverage Ratio for the Reference Period most recently ended prior to such prepayment (and for which the financial statements required by Section 6.04(b) have been delivered to the Administrative Agent) is at least 1.00 to 1.00 (which such calculation, for the avoidance of doubt, shall exclude such prepayment), (y) average daily Overall Excess Availability is at least $3,500,000 on the date of such prepayment (on a pro forma basis giving effect to such prepayment) and for each day during the 30-day period after such prepayment, and (z) no Default or Event of Default exists before or immediately after giving effect to such prepayment and not less than 10 Business Days (or such shorter period as agreed by the Administrative Agent in its discretion) prior to such prepayment, the Borrower Representative has delivered a certificate to the Administrative Agent demonstrating compliance with this clause (D);

(j)    The existing Section 7.10(b) of the Credit Agreement is deleted in its entirety and the following is inserted in lieu thereof:

(b)    Senior Notes Documents or Lion Debt Documents, except to the extent permitted by the Senior Notes Intercreditor Agreement; provided that, without the prior written consent of the Administrative Agent, no such amendment, modification, supplement or waiver shall (i) increase the aggregate principal amount of the Senior Notes or Lion Debt or interest, premiums or fees owing thereon, except to the extent permitted under Section 7.02(c) or 7.02(p), as applicable, (ii) shorten the weighted average life, (iii) change the amortization (other than to extend the same), (iv) amend the maturity date (other than to extend the same), (v) increase the overall interest rate, or (v) otherwise amend the covenants and defaults under the Senior Notes Documents or Lion Debt Documents if such amendment would result in such covenants and defaults being materially less favorable to the Credit Parties, taken as a whole, or materially more adverse to the interests of the Lenders;

(k)    The existing Section 8.01(o) of the Credit Agreement is deleted in its entirety and the following is inserted in lieu thereof:

(o)    Senior Notes Documents; Lion Debt Documents. (i) Any “Event of Default” under any Senior Notes Document or Lion Debt Document shall occur or (ii) the holders of the Senior Notes or the lenders under the Lion Credit Agreement shall accelerate the maturity of all or any part of the obligations under the

Senior Notes Documents or the Lion Debt Documents, as applicable, or (iii) other than in accordance with the express terms of Section 7.04, an offer to prepay, redeem or repurchase all or any portion of the Senior Notes or Lion Debt shall be required; or

(l)    The first sentence of the existing Section 8.01(q) of the Credit Agreement is deleted in its entirety and the following is inserted in lieu thereof:

The provisions in the Senior Notes Intercreditor Agreement shall cease, in whole or in part, to be effective or cease to be legally valid, binding and enforceable against (i) the Indenture Agent (as defined in the Senior Notes Intercreditor Agreement) or any Person party to any Senior Notes Document, (ii) if Lion/Hollywood L.L.C. and/or any other lender party to the Lion Credit Agreement is a party thereto, Lion/Hollywood L.L.C. or any Person party to any Lion Debt Document or such other lender party to the Lion Credit Agreement or (iii) the Credit Parties identified therein.

The amendments to the Credit Agreement are limited to the extent specifically set forth above and no other terms, covenants or provisions of the Credit Agreement are intended to be affected hereby.

Section 2.    CONDITIONS PRECEDENT. The parties hereto agree that the amendments set forth in Section 1 above shall not be effective until the satisfaction of each of the following conditions precedent:

(a)    Documentation. The Administrative Agent shall have received (i) a counterpart of this Amendment, duly executed and delivered by each Borrower, each Guarantor and each Lender, and (ii) a certificate of a member of the Senior Management of Holdings certifying and attaching true, correct and complete copies of the Credit Agreement dated as of the date hereof, among Holdings, the other Credit Parties party thereto as facility guarantors, Lion/Hollywood L.L.C., as the initial lender, and the other lenders from time to time party thereto, and each other related material document or instrument executed in connection therewith.

(b)    Fees and Expenses. All fees and expenses of counsel to the Administrative Agent estimated to date shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses), in each case to the extent invoiced.

Section 4.    REPRESENTATIONS AND WARRANTIES.

(a)    In order to induce the Administrative Agent and Lenders to enter into this Amendment, each Credit Party represents and warrants to the Administrative Agent and Lenders as follows:

(i)    The representations and warranties made by such Credit Party contained in Article V of the Credit Agreement are true and correct in all material respects (but without any duplication of any materiality qualifications) on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date in which case such representations and warranties are true and correct in all material respects (but without any duplication of any materiality qualifications) on and as of such earlier date.

(ii)    Since the Balance Sheet Date, no act, event, condition or circumstance has occurred or arisen which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

(iii)    No Default or Event of Default has occurred and is continuing or will exist after giving effect to this Amendment.

(b)    In order to induce the Administrative Agent and Lenders to enter into this Amendment, each Credit Party represents and warrants to the Administrative Agent and Lenders that this Amendment has been duly authorized, executed and delivered by such Credit Party and constitutes its legal, valid and binding obligation.

Section 5.    MISCELLANEOUS

(a)    Ratification and Confirmation of Loan Documents. Each Credit Party hereby consents, acknowledges and agrees to the amendments set forth herein and hereby confirms and ratifies in all respects the Loan Documents to which such Person is a party (including, without limitation, with respect to each Guarantor, the continuation of its payment and performance obligations under the Guaranty upon and after the effectiveness of the amendments contemplated hereby and, with respect to each Credit Party, the continuation and existence of the liens granted under the Security Documents to secure the Obligations).

(b)    Fees and Expenses. The Borrowers, jointly and severally, shall promptly pay on demand (and, in any event, within 10 Business Days after demand therefor) all reasonable costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution, and delivery of this Amendment and any other documents prepared in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent.

(c)    Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

(d)    Governing Law; Waiver of Jury Trial. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, and shall be further subject to the provisions of Section 10.14 of the Credit Agreement.

(e)    Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic transmission (including .pdf file) shall be effective as delivery of a manually executed counterpart hereof.

(f)    Entire Agreement. This Amendment, together with all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise except in a writing signed by the parties hereto for such purpose.

(g)    Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

(h)    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each Borrower, each Guarantor, the Administrative Agent, each Lender and their respective successors and assigns (subject to Section 10.06 of the Credit Agreement).

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AMENDMENT NO. 1 TO CREDIT AGREEMENT
Signature Page
47694041

The following parties have caused this Amendment No. 1 to Credit Agreement to be executed as of the date first written above.

BORROWERS:
AMERICAN APPAREL (USA), LLC
By:     /s/ John Luttrell
Name:     John Luttrell
Title:     CFO
AMERICAN APPAREL RETAIL, INC.
By:     /s/ John Luttrell
Name:     John Luttrell
Title:     CFO
AMERICAN APPAREL DYEING & FINISHING, INC.
By:     /s/ John Luttrell
Name:     John Luttrell
Title:     CFO
KCL KNITTING, LLC
By:     /s/ John Luttrell
Name:     John Luttrell
Title:     CFO
GUARANTORS:
AMERICAN APPAREL, INC.

By:     /s/ John Luttrell
Name:     John Luttrell
Title:     CFO
FRESH AIR FREIGHT, INC.
By:     /s/ John Luttrell
Name:     John Luttrell
Title:     CFO
ADMINISTRATIVE AGENT AND LENDERS:

CAPITAL ONE LEVERAGE FINANCE CORP.,
as Administrative Agent and Lender

By:     /s/ Julianne Low
Name:    Julianne Low
Title:    Vice President